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                                                                     EXHIBIT 24

                 Form 10-K for the Year Ended December 31, 1996
                            The Exchange Act of 1934

                              --------------------

      Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. R. Palmer or E. E. Thiele, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign to the Company's Form 10-K for the year ended December 31, 1996 and any or all amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirement of the Exchange Act of 1934, the Company's Form 10-K for the year ended December 31, 1996 or amendment has been signed below by the following persons in the capacities and on the dates indicated:


   Signature                              Title                                                 Date
   ---------                              -----                                                 ----

   ---------------------------        President, Chairman of the
   (C. R. Palmer)                     Board and Chief Executive Officer

   /s/ RALPH E. BAILEY
   ---------------------------        Director                                             March 28, 1997
   (Ralph E. Bailey)

   /s/ HENRY O. BOSWELL
   ---------------------------        Director                                             March 28, 1997
   (Henry O. Boswell)

   /s/ H. E. LENTZ
   ---------------------------        Director                                             March 28, 1997
   (H. E. Lentz)

   /s/ HON. COLIN B. MOYNIHAN
   ---------------------------        Director                                             March 28, 1997
   (Hon. Colin B. Moynihan)

   /s/ WILFRED P. SCHMOE
   ---------------------------        Director                                             March 28, 1997
   (Wilfred P. Schmoe)

   /s/ CHARLES P. SIESS, JR.
   ---------------------------        Director                                             March 28, 1997
   (Charles P. Siess, Jr.)

   /s/ PETER SIMONIS
   ---------------------------        Director                                             March 28, 1997
   (Peter Simonis)

   /s/ C. W. YEARGAIN
   ---------------------------        Director                                             March 28, 1997
   (C. W. Yeargain)
